Exhibit 10.1

AMENDMENT AGREEMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This Amendment Agreement No.1 to Securities Purchase Agreement (this “Amendment Agreement”) is entered into as of February 8, 2016, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the investor (the “Holder”) which is one of the investors listed on the Schedule of Buyers (“Schedule of Buyers”) attached to that certain Securities Purchase Agreement between the Company and all of the investors listed on the Schedule of Buyers (the “Buyers”) dated December 28, 2015 (the “SPA”), with reference to the following facts:

A. On December 28, 2015, the Company and the Buyers entered into the SPA in relation to the issuance and sale by the Company and purchase by the Buyers of: (i) that aggregate principal amount of senior secured convertible notes of the Company, in substantially the form attached to the SPA as Exhibit A (the “Notes”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount of Notes for all Buyers was $22,100,000) and (ii) related Series D Warrants, in substantially the form attached to the SPA as Exhibit B (the “Warrants”), representing the right to acquire that number of shares of common stock of the Company, par value $0.0001 (“Common Stock”), set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”), which totaled in the aggregate 3,503,116 Warrant Shares.

B. The issuance of the Notes and the Warrants occurred at a closing on December 30, 2015 (the “Closing Date”).

C. Section 3(c) of the SPA provides that the Company has reserved 120,000,000 of its authorized shares of common stock (the “Initial Required Reserved Amount”) for issuance as Conversion Shares and Warrant Shares under the Notes and Warrants, respectively, and Section 4(l) provides that so long as any of the Buyers owns any Securities (as defined in the SPA), the Company shall at all times maintain the Initial Required Reserve Amount or such additional number of shares of common stock as shall from time to time be necessary to effect the conversion of all of the Notes and the exercise of all of the Warrants then outstanding (in each case, without regard to any limitations on conversions or exercises) (the “Required Reserve Amount”).

D. Section 4(p) of the SPA provides that the Company shall hold a special or annual meeting of its stockholders (“Stockholder Meeting”) not later than sixty-five (65) calendar days after the Closing Date (the “Stockholder Meeting Deadline”), which date is March 4, 2016, to hold a vote on those certain matters related to the Notes and the Warrants as set forth in Section 4(p) of the SPA.

E. The Company desires to complete a public offering of its shares of common stock and common stock purchase warrants pursuant to the terms set forth in the Company’s Registration Statement on Form S-1 (333-201596) (the “Public Financing”) but requires that the number of shares of common stock reserved under the Initial Required Reserved Amount be reduced so that the Company has sufficient authorized, unreserved shares of common stock to complete the Public Financing.

F. The Holder believes that it is in the Holder’s best interests as a holder of securities of the Company that the Company completes the Public Financing.

G. The Company desires more time to hold the Stockholder Meeting and complete the filing of its definitive proxy statement and solicit proxies in relation to the Stockholder Meeting and Holder believes that it is in Holder’s best interests that the Company have more time to hold the Stockholder Meeting.

H. In compliance with Section 9(e) of the SPA, this Agreement shall only be effective upon the execution and delivery of this Agreement and agreements in form and substance identical to this Agreement (the “Other Agreements”, and together with this Agreement, the “Agreements”) by other holders of Registrable Securities (as defined in the SPA) (each an “Other Holder”) representing on the Closing Date at least fifty-one percent (51%) of the aggregate number of Registrable Securities issued or issuable under the Cash Notes and Cash Warrants issued on the Closing Date and shall include Hudson Bay so long as Hudson Bay and/or any of its affiliates collectively hold at least five percent (5%) of the Registrable Securities, in the aggregate (the “Required Holders”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Initial Required Reserved Amount.

a. Section 3(c) of the SPA is hereby amended such that (i) from the Effective Time through 11:59:59 pm New York time on March 31, 2016, the Initial Required Reserved Amount as defined in such section shall mean 85,000,000 shares of Common Stock duly authorized and reserved for issuance as Conversion Shares and Warrants Shares and (ii) from and after 12:00:00 am New York time on April 1, 2016, the Initial Required Reserved Amount as defined in such section shall mean 120,000,000 shares of Common Stock duly authorized and reserved for issuance as Conversion Shares and Warrants Shares.

b. Section 4(l) of the SPA, Section 11(a) of the Notes and Section 1(g) of the Warrants, to the extent they reference the defined term “Initial Required Reserved Amount” (as defined in the SPA) are hereby amended to reference such term as amended pursuant to Section 1(a) hereof.

c. If upon the closing of the Public Offering, the price per share of common stock sold or deemed sold in the Public Offering would result in the Public Offering being a Dilutive Issuance (as defined under the Notes) and would result in the Conversion Price (as defined in the Notes) being reduced pursuant to Section 7(a) of the Notes resulting in the Required Reserve Amount being a higher number of shares of common stock than the Initial Required Reserved Amount, then the Holder hereby agrees that (i) only from the Effective Time through 11:59:59 pm New York time on March 31, 2016, the Required Reserve Amount under the SPA, the Notes and the Warrants shall be equal to the Initial Required Reserve Amount and there shall be no Authorized Share Failure (as defined in the Notes and Warrants, respectively)

under the Notes or the Warrants during such period of time and (ii) from and after 12:00:00 am New York time on April 1, 2016, the Holder waives any right to contest or otherwise attempt to prevent the issuance of shares of common stock upon the exercise of pre-funded Series F warrants sold in the Public Offering even if there is an Authorized Share Failure under the terms of the Notes and Warrants and (iii) for the avoidance of doubt, from and after 12:00:00 am New York time on April 1, 2016, if the number of shares duly authorized and reserved for issuance as Conversion Shares and Warrant Shares is less than 120,000,000 shares of Common Stock or such additional number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes and the exercise of all of the Warrants then outstanding, the Company will fail to meet the Required Reserve Amount under Section 4(l) of the SPA and an Authorized Share Failure shall have occurred under Section 11 of the Notes and Section 1(g) the Warrants, which the Company shall be required to promptly cure pursuant to the requirements of those Sections.

d. If the Company does not complete the Public Financing by 11:59:59 pm New York time on March 31, 2016, then the amendments as contemplated in Section 1 of this Agreement shall no longer be valid and the provisions of the SPA, Notes and Warrants as amended in this Section 1 shall revert back to their original terms as if the amendments contemplated in this Section 1 had never occurred.

2. Stockholder Meeting Deadline. Section 4(p) is amended such that the Stockholder Meeting Deadline as defined in such section shall mean a date not later than March 31, 2016.

3. Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the amendments set forth in Sections 1 and 2 above as of the Effective Time, the SPA, Notes and Warrants shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Holder except to the extent set forth herein. As of the Effective Time, the SPA, Notes and Warrants will be deemed to be fully amended and restated to reflect the amendments set forth in Sections 1 and 2 above.

4. Fees, Expenses, Taxes. Each party to this Agreement shall bear its own expenses in connection with the transactions contemplated hereby.

5. Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York City time, on February 8, 2016, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Securities Exchange Act of 1934, as amended, and attaching a copy of the form of this Agreement as an exhibit to such Current Report on Form 8-K (including all attachments, schedules and exhibits thereto, the “8-K Filing”). From and after the filing of the 8-K Filing with the Securities and Exchange Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries (as defined in the SPA) or any of their respective officers, directors, affiliates, employees or agents, that is not disclosed in such 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Holder or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without such Holder’s consent, the

Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

6. Representations and Warranties.

(a) Each Holder, as to itself only, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Effective Date:

i. Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement.

ii. Ownership of Holder Registrable Securities. The Holder owns and holds, both beneficially (subject to the Maximum Percentage (as defined in the Notes and the Warrants)) and of record, the entire right, title, and interest in and to the Holder Registrable Securities free and clear of all Encumbrances (as defined below). The Holder has full power and authority to transfer and dispose of the Holder’s Registrable Securities to the Company free and clear of any Encumbrance. There is no outstanding vote, plan, pending proposal, or other right of any Person (as defined in the SPA) to acquire all or any of the Holder Warrants. As used herein, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future other than encumbrances by one or more brokers of the Holder and encumbrances under federal or state securities laws.

iii. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and constitutes the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

iv. No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (I) result in a violation of the organizational documents of the Holder, (II) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (III) result in a violation of any law, rule, regulation, order, judgment or decree

(including federal and state securities laws) applicable to the Holder, except in the case of clauses (II) and (III) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(b) The Company represents and warrants to the Holder that, as of the date hereof and as of the Effective Date:

i. Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.

ii. Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby has been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors, shareholders or other governing body. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

iii. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (I) result in a violation of the organizational documents of the Company or any share capital of the Company, (II) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (III) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (II) or (III) above, to the extent that such violations could not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform any of its obligations hereunder.

iv. Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations contemplated hereby. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof (or in the case of filings, will be made timely after the date hereof), and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registrations, applications or filings contemplated hereby. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

7. Independent Nature of Holder Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or, any Other Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

10. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

11. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

12. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. Amendments. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder.

14. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

15. Notice. Whenever notice is required to be given under this Agreement, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SPA.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

17. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the SPA.

18. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Amendment Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Amendment Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Amendment Agreement to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
	Name:	Ryan Ashton
	Title:	President, CEO

[Signature Page to Amendment Agreement]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Amendment Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

Aggregate number of Registrable Securities held by the Holder (without regard to any limitation on exercise or conversion set forth therein):

[Signature Page to Amendment Agreement]